Exhibit 10.1

AMENDMENT No.1

This Amendment No.1 (the “Amendment”), dated as of 31st of August 2015, is by and between Vical Incorporated, a Delaware corporation (“Vical”), having an address of 10390 Pacific Center Court, San Diego, California, 92121, USA, and Astellas Pharma Inc., a company organized under the laws of Japan (“Astellas”), having an address of 5-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan.

WHEREAS, Vical and Astellas (collectively, the “Parties”) entered into a License Agreement for ASP2397, dated as of March 24, 2015 (the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the payment terms and conditions of the Original Agreement for the first milestone event which shall be triggered by […***…] as set forth in Section 4.2 of the Original Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Parties agree to amend the Original Agreement as follows:

1.Definitions.  Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.

2.New Section 1.35.The following definition shall be added to the Original Agreement as new Section 1.35, and the remaining Sections of Article 1 shall be renumbered accordingly;

“1.35  “Phase I Clinical Trial” shall mean a clinical trial of a Product in humans that would provide for first testing of a Product in humans and would satisfy the requirements of 21 C.F.R. §312.21(a) or analogous regulatory requirements in the Territory.”

3.     Amendment to Section 4.2(i) of the Original Agreement.Vical shall pay to Astellas the first non-refundable, non-creditable milestone payment of […***…] under Section 4.2(i) of the Original Agreement within thirty (30) days after the occurrence of either of:

(A)	[…***…]; or

(B)	[…***…];

Provided, however, that, if the […***…] has occurred before […***…] and Vical shall pay to Astellas the first milestone payment within […***…] therefrom.

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.     Except as set forth herein, the terms and conditions of the Original Agreement shall remain in full force and effect.  For the avoidance of doubt, the amendment to Section 4.2(i) under Clause 3 above shall not amend the other sub-sections of Section 4.2 of the Original Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives on the date first above written.

Vical Incorporated

By: /s/ VIJAY B. SAMANT

Name:  Vijay Samant

Title:  President and Chief Executive Officer

Astellas Pharma Inc.

By:/s/NAOKI OKAMURA

Name:Naoki Okamua

Title: Vice President, Business Development

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2